UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2007

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Amendment of Corporate Governance Guidelines

By written consent of the Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”), dated January 10, 2007, the Board amended and restated SIRVA’s Corporate Governance Guidelines (as amended, the “Guidelines”).  The Guidelines are effective as of December 13, 2006.  The Guidelines are available on SIRVA’s website at www.sirva.com by following the links for “Investors” and then “Corporate Governance.”  A link to the Guidelines appears under the heading “Governance Documents.”  Information on SIRVA’s website is not incorporated herein by reference.

Amendment of Directors Compensation Policy

By written consent of the Board, dated January 10, 2007,  the Board amended and restated the SIRVA, Inc. Directors Compensation Policy (as amended, the “Policy”) to increase the annual payment to the Chairman of the Audit Committee from $15,000 to $40,000.  The Policy was amended to reflect the increased involvement of the Chairman of the Audit Committee with SIRVA’s financial reporting process and the remediation plan.  The Policy is effective as of December 14, 2006.  The Policy is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits

10.1	SIRVA, Inc. Directors Compensation Policy, as amended and restated as of December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 16, 2007

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

10.1	SIRVA, Inc. Directors Compensation Policy, as amended and restated as of December 14, 2006.